EXHIBIT 4.23

AMENDMENT NO. 1 TO TRUST INDENTURE

THIS AMENDMENT NO. 1 TO TRUST INDENTURE, dated as of October 24, 2014 (this “Amendment”), amends the Trust Indenture dated as of October 2, 2007 (as amended and supplemented from time to time, the “Trust Indenture”), by and among, BABCOCK & BROWN AIR FUNDING I LIMITED, a Bermuda exempted company (the “Issuer”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation in its capacity as trustee (the “Trustee”), and as the operating bank and the cash manager, BNP PARIBAS, a société anonyme under French law, acting through its New York branch (together with its successors and permitted assigns, the “Initial Liquidity Facility Provider”) and AMBAC ASSURANCE CORPORATION, a Wisconsin stock insurance company (the “Policy Provider”). Unless otherwise defined in or amended by the terms of this Amendment, capitalized terms used in this Amendment shall have the meanings assigned in the Trust Indenture.

W I T N E S S E T H:

WHEREAS, the parties hereto have previously entered into the Trust Indenture;

WHEREAS, the parties hereto and the Holders of a majority of the Outstanding Principal Balance of the Notes on September 18, 2014 (voting as a single class) have agreed to amend certain provisions of the Trust Indenture pursuant to Section 9.01 on the terms set forth herein;

WHEREAS, in accordance with Section 9.01 of the Trust Indenture, this Amendment shall apply equally to every Holder whether or not notation thereof is made on any Note held by such Holder and whether or not such Holder consented or agreed to this Amendment; and

WHEREAS, the Issuer hereby confirms that this Amendment has been authorized by a Board Resolution and that a Rating Agency Confirmation has been received.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.                Amendment to Trust Indenture. The Trust Indenture shall be amended as follows:

1.01          Section 1.01 (Definitions) is hereby amended as follows:

(a)          Insert a new definition of “Aircraft Portfolio” after the definition of “Aircraft Interest” which such definition shall state:

“‘Aircraft Portfolio’ means more than one aircraft sold concurrently pursuant to one or more Aircraft Agreements, whether to one or more buyers, for which the Net Sale Proceeds and Note Target Price are calculated on an aggregate basis.”

(b)          Insert a new definition of “Allocable Debt Balance” after the definition of “Aircraft Portfolio” which such definition shall state:

“‘Allocable Debt Balance’ means for any Aircraft on any date, the product of (i) the aggregate Outstanding Principal Balance of the Notes Outstanding and (ii) the percentage obtained by dividing (x) the Assumed Base Value of such Aircraft by (y) the Assumed Portfolio Value.”

1

(c)          Insert a new definition of “Anti-Money Laundering Laws” after the definition of “Annual Report” which such definition shall state:

“‘Anti-Money Laundering Laws’ means any Applicable Law issued by the United States, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom relating to bribery, corruption, money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5311 et seq.; Title III of the USA Patriot Act; 18 U.S.C. section 1956; 18 U.S.C. section 1957; and the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103.”

(d)          The definition of “Assumed Base Value” shall be amended by replacing it in its entirety with the following:

“‘Assumed Base Value’ means, for any Aircraft on any date, the lesser of the mean and median of the Base Values in respect of such Aircraft rendered by each of the Appraisers as of the most recent appraisal of such Aircraft conducted pursuant to Section 5.03(i) hereof.”

(e)          The definition of “Assumed Portfolio Value” shall be amended by replacing it in its entirety with the following:

“‘Assumed Portfolio Value’ means, in respect of any Payment Date and for all Aircraft in the Portfolio (not including any Aircraft acquired by way of a contribution), the sum of the Assumed Base Values of such Aircraft.”

(f)          The definition of “Average Base Value” shall be amended by replacing it in its entirety with the following:

“‘Average Base Value’ means, for any Aircraft on any date, an amount equal to the Assumed Base Value of such Aircraft.”

(g)          The definition of “Note Target Price” shall be amended by replacing “107%” with “100%”.

(h)          Insert a new definition of “OFAC” after the definition of “Obligations” which such definition shall state:

“‘OFAC’ means the United States Department of the Treasury Office of Foreign Assets Control.”

(i)          Insert a new definition of “OFAC SDN List” after the definition of “OFAC” which such definition shall state:

“‘OFAC SDN List’ means the list of ’Specially Designated Nationals and Blocked Persons’ maintained from time to time by OFAC.”

(j)          Insert a new definition of “Sanctions” after the definition of “Rule 144A Global Note” which such definition shall state:

“‘Sanctions’ means any Applicable Law issued by the United States, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom relating to the economic sanctions programs administered by such governmental Person, including without limitation, the International Emergency Economic Powers Act, 50 U.S.C. sections 1701-1705; the Trading with the Enemy Act, 50 U.S.C. App. sections 1-44; the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. Parts 500 et seq. (implementing the economic sanctions programs administered by OFAC); any European Union restrictive measures implemented pursuant to any European Union Council or Commission Regulation or Decision adopted pursuant to a Common Position in furtherance of the European Union’s Common Foreign and Security Policy; United Kingdom sanctions adopted by the Terrorist-Asset Freezing Etc. Act 2010 or other legislation and statutory instruments enacted pursuant to the United Nations Act 1946 or the European Communities Act 1972 or enacted by or pursuant to other laws; and any other sanctions laws and regulations applicable to the Issuer and/or to the Aircraft or any part thereof.”

2

1.02          Section 2.16 (Holder Representations and Covenants) shall be replaced in its entirety with the following:

“Each Holder and beneficial owner of a Note, by the purchase of such Note or beneficial interest therein, covenants and agrees that it will (i) treat such Note as indebtedness for all purposes and will not take any action contrary to such characterization, including, without limitation, filing any tax returns or financial statements inconsistent therewith and (ii) use commercially reasonable efforts consistent with its internal practices regarding the handling of its own confidential information to keep information and reports provided pursuant to Section 2.14 confidential, except that such information and reports may be disclosed to (x) other beneficial owners of the Notes and (y) financiers of such Holder and providers of credit protection for such Holder’s holdings of the Notes, provided that such financiers and credit protection providers acknowledge that they will use commercially reasonable efforts consistent with their internal practices regarding the handling of confidential information to keep information and reports provided pursuant to this clause (y) confidential; provided further, that, notwithstanding anything to the contrary in subclause (ii) of this sentence, such information and reports may be disclosed by any recipient as required by law, regulation or judicial order, and to the re-insurance providers, legal counsel, auditors and other third-party advisors of the recipient for the specific purpose of the evaluation of such information.”

1.03          Section 5.02 (General Covenants) is hereby amended as follows:

(a)          Section 5.02(b) shall be amended by inserting a new clause (vii) at the end of the second paragraph as follows:

“and (vii) any lien for the purpose of permitting a consignment in connection with any sale permitted under, and effected in accordance with, Section 5.02(g).”

(b)         Section 5.02(g)(ii)(C)(b) shall be replaced with the following:

“(b) does not result in a Concentration Default without the prior written consent of the Policy Provider to such sale”

(c)         Section 5.02(g)(ii)(C)(c) shall be replaced with the following:

“(c) the Net Sale Proceeds thereof are not less than the Note Target Price with respect to such Aircraft or Aircraft Portfolio.”

(d)         Section 5.02 (g)(ii)(E) shall be replaced in its entirety with the following:

(E) pursuant to an Aircraft Agreement (including pursuant to a Purchase Option) the Net Sale Proceeds of which is less than the Note Target Price, provided that (a) such sales must be for cash only; (b) if in any one calendar year such sales exceed 10% of the then Assumed Portfolio Value, a resolution approved by the Directors shall be required; (c) prompt written notice has been provided to Moody’s or such sales do not result in a Concentration Default; (d) prompt written notice has been provided to Standard & Poor’s; and (e) the prior written consent of the Policy Provider shall have been obtained; provided, however, that any Aircraft for which 25 years or more have elapsed since the date of manufacture or delivery shall not be subject to Policy Provider consent pursuant to this subclause (e), or

3

(e)         A new Section 5.02(s) shall be added as set forth below:

(s) OFAC; Anti-Money Laundering Laws; Sanctions

(i) The Issuer and each Issuer Group Member shall comply at all times in all material respects with the applicable requirements of Anti-Money Laundering Laws. The Issuer and each Issuer Group Member shall promptly respond to any reasonable request by the Trustee or the Initial Liquidity Facility Provider to provide to the Trustee or the Initial Liquidity Facility Provider, as the case may be, information regarding the Issuer or any Issuer Group Member, and their respective Affiliates and subsidiaries necessary for the Trustee or the Initial Liquidity Facility Provider, as the case may be, to comply with all Anti-Money Laundering Laws and “know your customer” rules, guidelines, practices and policies observed by the Trustee or the Initial Liquidity Facility Provider, as the case may be, in connection with the transactions contemplated by this Indenture.

(ii) The Issuer agrees that it will not, directly or indirectly, use any proceeds of the Notes in any manner that would result in a violation of the requirements of Sanctions by any Person, and shall comply at all times in all material respects with the applicable requirements of U.S. export control and sanctions laws and regulations.

(iii) No Issuer Group Member shall use any proceeds of the Notes to fund, finance or facilitate any agreement, lease, transaction or dealing with or for the benefit of any person or entity named in the OFAC SDN List or any person or entity included in, or to the knowledge of such Issuer Group Member, owned by, controlled by, or acting for or on behalf of, any of the persons or entities referred to or described in the OFAC SDN List. No Issuer Group Member shall sell, convey, lease or transfer an Aircraft, or allow an Aircraft to be sold, conveyed, leased or transferred, to or for the benefit of any person or entity named in the OFAC SDN List or any person or entity included in, or to the knowledge of such Issuer Group Member, owned by, controlled by, or acting for or on behalf of, any of the persons or entities referred to or described in the OFAC SDN List.

1.04          Section 5.03 (Operating Covenants) is hereby amended as follows:

(a)         Section 5.03 (a) Concentration Limits. shall be replaced in its entirety with the following:

“(a) Concentration Limits. The Issuer may permit any Issuer Subsidiary to lease (including any renewal or extension of any existing Lease) any Aircraft; provided that if entering into a new Lease with a new Lessee in respect of an Aircraft (but, for the avoidance of doubt, not if entering into any renewal, extension or other modification of an existing Lease with the current Lessee of such Aircraft) would cause the Portfolio (including after giving effect to the acquisition of any Substitute Aircraft) to exceed any of the Concentration Limits set forth in Exhibit B hereto (the “Concentration Limits”), the Directors shall enter into a resolution approving such Lease, the Policy Provider shall provide prior written consent to such Lease and the Issuer shall give written notification thereof to the Rating Agencies; and provided further that, unless otherwise elected by the Administrative Agent, the Concentration Limits shall be determined without giving effect to any Aircraft contributed (by way of Equity Contributions) to the Issuer Group. The Issuer shall not permit any Issuer Group Member to (i) lease (including any renewal or extension of any existing Lease) any Aircraft to any Lessee habitually based or domiciled in any of the jurisdictions set forth as “Prohibited” in the last section of the Concentration Limits as set forth on Exhibit B hereto (each such jurisdiction, a “Prohibited Country”), or (ii) enter into any Lease (including any renewal or extension of any existing Lease) or consent to a sublease that expressly permits the Lessee to sublease an Aircraft to a sublessee habitually based or domiciled in a Prohibited Country, in each case without a resolution of the Directors, the prior written consent of the Policy Provider and prior written notice provided to each of Moody’s and Standard and Poor’s.”

4

(b)         Section 5.03 (g)(i) shall be replaced in its entirety with the following:

“(i) airline hull insurance (including hull war risks insurance) for each Aircraft in an amount at least equal to the higher of (x) the Assumed Base Value of such Aircraft or (y) 107% of the Allocable Debt Balance for such Aircraft (or, in each case, the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars that is freely convertible into U.S. dollars), provided that, with the prior written consent of the Policy Provider, if the amount calculated pursuant to clause (y) exceeds the amount calculated pursuant to clause (x), hull insurance (including hull war risks insurance) for each Aircraft may be maintained for a lesser amount, but in no event less than 105% of the Assumed Base Value adjusted to account for the half-life condition of such Aircraft and”

1.05          Section 9.01 (Modification with Consent of Holders, the Policy Provider, the Initial Liquidity Facility Provider and each Hedge Provider) shall be modified by removing the words “and after the receipt of a Rating Agency Confirmation” from the first sentence and inserting the following as the last paragraph of Section 9.01:

If any clause of this Indenture requires Rating Agency Confirmation, it is understood and agreed that the Issuer will obtain Rating Agency Confirmation pursuant to such clause.

1.06          Exhibit B (Concentration Limits) shall be modified by adding the following language:

Undesignated & Prohibited Countries Limits

Number of Aircraft in Portfolio	Maximum Percentage of combined Undesignated & Prohibited Countries (in the aggregate)
More than 15 Aircraft	25%
15 or fewer Aircraft	33%

For the purposes of calculating the Maximum Percentage of combined Undesignated & Prohibited Countries (in the aggregate), (i) the numerator in such calculation shall disregard each Aircraft for which 20 years or more have elapsed between the date of such calculation and the date of manufacture or delivery of such Aircraft, and (ii) the denominator in such calculation shall disregard each Aircraft for which 20 years or more have elapsed between the date of such calculation and the date of manufacture or delivery of such Aircraft, provided that such Aircraft is on lease to a lessee that is habitually based or domiciled in an Undesignated or Prohibited country.

Notwithstanding anything to the contrary set forth in Section 5.03(a), in no event may the Maximum Percentage of combined Undesignated & Prohibited Countries (in the aggregate) set forth under “Undesignated & Prohibited Countries Limits” be exceeded in connection with the entrance into any new Lease with a new Lessee (but, for the avoidance of doubt, not if entering into any renewal, extension or other modification of an existing Lease with the current Lessee of such Aircraft) except with the consent of (i) the Policy Provider and (ii) Holders of a majority of the Outstanding Principal Balance of the Notes on the date of any vote of such Holders (voting as a single class).

For the avoidance of doubt, the restrictions set forth under “Undesignated & Prohibited Countries Limits” shall not apply to sales or dispositions permitted pursuant to, and effected in accordance with, Section 5.02(g).

5

1.07          Exhibit D (Form of Monthly Report to each Noteholder) shall be modified by adding the following language:

(7)             Regarding each Aircraft:

(a)             manufacturer serial number;

(b)             Aircraft make and model;

(c)             date of manufacture;

(d)             Lessee name;

(e)             Lessee country;

(f)             Sublessee name (if applicable);

(g)             Sublessee country (if applicable);

(h)             Lease start date;

(i)              Lease expiry date;

(j)              Lease payment frequency; and

(k)             Assumed Base Value as of the most recent appraisal.

(8)             Notional schedules for each Hedge Agreement.

Section 2.                Miscellaneous.

2.01          Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

2.02            Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

2.03            Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. The terms and conditions of this Amendment shall be, and be deemed to be, part of the terms and conditions of the Trust Indenture for any and all purposes.

6

2.04            Governing Law. This Amendment shall be deemed a contract under the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

2.05            The Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee shall have no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Amendment.

[Intentionally Left Blank]

7

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

BABCOCK & BROWN AIR FUNDING I LIMITED, as Issuer

By:
Name:
Title:

8

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By:
Name:
Title:

By:
Name:
Title:

9

AMBAC ASSURANCE CORPORATION, as the Policy Provider

By:
Name:
Title:

10

BNP PARIBAS, as the Initial Liquidity Facility Provider

By:
Name:
Title:

By:
Name:
Title:

11